SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2004

Cytyc Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-27558	02-0407755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Swanson Road, Boxborough, MA	01719
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 263-8000

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events.

Cytyc Corporation issued a press release on March 17, 2004 to announce the sale of $220 million aggregate principal amount of convertible notes due 2024 (or $250 million aggregate principal amount of the notes if the initial purchasers’ over-allotment option is fully exercised). The convertible notes were sold to qualified institutional buyers pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended. Additional information relating to the convertible notes is contained in the press release, a copy of which is filed as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibits

The exhibit filed as part of this Current Report on Form 8-K is listed on the Exhibit Index immediately preceding such exhibit, which Exhibit Index is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTYC CORPORATION

By: /s/ Patrick J. Sullivan

        Patrick J. Sullivan

        Chairman, Chief Executive Officer,

        and President

Date: March 17, 2004